UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2026

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39608	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Park Blvd, Suite 1200 Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

(888) 637-7770

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INTZ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2026, Intrusion Inc. (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”) with Streeterville Capital, LLC (the “Investor”). Pursuant to the Purchase Agreement, the Company issued and sold to the Investor a Secured Promissory Note (the “Note”) in the original principal amount of $1,615,000 for cash proceeds of $1,500,000 (reflecting an original issue discount of $105,000 and $10,000 in transaction expenses). The net proceeds of the Note will be used to fund the cash portion of the Second Closing under the MIPA (as defined in Item 2.01 below) and to provide additional working capital for general corporate purposes.

The Note bears interest at 7% per annum, compounded daily, matures 24 months after issuance on August 28, 2028, and includes a monitoring fee provision after 90 days (which automatically increases the Outstanding Balance by approximately 17.65%). The Note is secured by a first-priority security interest in all of the Company's assets and intellectual property pursuant to a Security Agreement and an Intellectual Property Security Agreement, each dated as of August 28, 2026. In addition, the Company's subsidiary, OW Cyber, LLC (“OW Cyber”), unconditionally guaranteed the Company's obligations under the Note and Purchase Agreement pursuant to a Guaranty dated as of August 28, 2026 (the “Guaranty”).

The Purchase Agreement contains customary representations, warranties, and covenants, including requirements for timely SEC reporting, maintenance of listing on a national exchange, restrictions on variable-rate or other restricted securities issuances without the Investor's consent, a most-favored-nation clause, and a 10% participation right for the Investor in future debt or equity financings. The Note provides the Investor with monthly redemption rights of up to $150,000 beginning six months after issuance.

The foregoing description is qualified in its entirety by reference to the full text of the Purchase Agreement, the Note, the Security Agreement, the Intellectual Property Security Agreement, and the Guaranty, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by Intrusion Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on June 30, 2026, the Company entered into a Membership Interest Purchase Agreement, dated as of June 29, 2026 (the “MIPA”), by and among the Company, OW Cyber LLC (“Target”), and VigilAigent Corp. (“Seller”), the sole member of Target, pursuant to which the Company agreed to acquire 100% of the membership interests of Target from Seller in two distinct closings.

Effective June 29, 2026, the Company consummated the First Closing under the MIPA, acquiring 60% of Target’s membership interests. Pursuant to Section 2.07 of the MIPA, the obligations of the parties to consummate the Second Closing—for the acquisition of the remaining 40% of Target’s membership interests in exchange for a cash payment of $1,300,000—were subject to specified closing conditions, including obtaining the required stockholder and Nasdaq approvals for the issuance of shares of Common Stock in excess of 19.9% of the Company's outstanding common stock under applicable Nasdaq rules.

On August 27, 2026, at the Company's 2026 Annual Meeting of Stockholders described under Item 5.07 below, the Company’s stockholders approved Proposal Three (Approval under Nasdaq Rules of the VigilAigent Transaction Framework & Equity Issuances), satisfying the stockholder approval closing condition set forth in Section 2.07(b)(i) of the MIPA.

Following the receipt of such stockholder approval and the satisfaction or waiver of all other closing conditions set forth in Section 2.07 of the MIPA, on August 28, 2026, the Company consummated the Second Closing pursuant to the terms and conditions of the MIPA. At the Second Closing, the Company acquired the remaining 40% of Target's membership interests from Seller in exchange for the Second Closing Payment of $1,300,000 in cash, which was funded using the net proceeds from the Streeterville Capital financing described in Item 1.01 above. Following the Second Closing, the Target became a 100% wholly-owned direct subsidiary of the Company.

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With the receipt of stockholder approval for Proposal Three, the Company has fully satisfied the applicable shareholder approval requirements under Nasdaq Listing Rules 5635(a) (Acquisition of Stock or Assets) and 5635(d) (Transactions Other than Public Offerings) with respect to the transaction framework, equity issuances, and remaining obligations under the MIPA.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the Purchase Agreement, the Secured Promissory Note, the Security Agreement, the Intellectual Property Security Agreement, and the Guaranty is incorporated into this Item 2.03 by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Intrusion Inc. held its 2026 Annual Meeting of Stockholders on August 27, 2026 (the “Annual Meeting”). At the Annual Meeting, Intrusion’s stockholders voted on four (4) proposals, each of which is described in detail in Intrusion’s definitive proxy statement filed with the SEC on July 20, 2026 (the “Proxy Statement”) and the supplemental proxy soliciting materials filed on Schedule 14A.

Present at the Annual Meeting virtually or by proxy were holders representing 13,608,357 shares of Common Stock, representing 13,608,357 eligible votes and approximately 59.79% of the eligible voting power as of the June 30, 2026 record date, constituting a quorum for the transaction of business.

Note on Voting Eligibility for Proposal 3: In accordance with Nasdaq Rule 5635 and IM-5635-2, the 2,223,549 shares of Common Stock issued to VigilAigent Corp. (Seller) at the First Closing on June 29, 2026, were not entitled to vote on Proposal 3, and any votes cast by such shares on Proposal 3 were disregarded for purposes of determining whether Proposal 3 was approved.

The following is a brief description of each matter voted upon at the Annual Meeting and the certified voting results:

1. Proposal One: Election of Directors

Stockholders elected five (5) directors to serve until the 2027 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified, subject to earlier resignation or removal. The voting results were as follows:

Nominee	For	Withheld	Broker Non-Votes
Anthony Scott	4,711,281	2,362,360	6,534,716
Anthony J. LeVecchio	4,668,488	2,405,153	6,534,716
Katrinka B. McCallum	4,730,163	2,343,478	6,534,716
Gregory K. Wilson	4,092,086	2,981,555	6,534,716
Dion Hinchcliffe	4,729,656	2,343,985	6,534,716

2. Proposal Two: Ratification of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Whitley Penn LLP as Intrusion’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
13,498,117	41,865	68,375	0

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3. Proposal Three: Approval under Nasdaq Rules of the VigilAigent Transaction Framework & Equity Issuances

Stockholders approved, for purposes of complying with applicable Nasdaq Listing Rules (including Nasdaq Rule 5635), the transaction framework described in the Proxy Statement, including the potential issuance of shares of Common Stock in excess of 19.9% of the Company's outstanding common stock in connection with the VigilAigent acquisition (including Second Closing consideration and Earn-Out obligations). The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
4,392,822	432,643	24,627	6,534,716

4. Proposal Four: Authorization to Adjourn the Annual Meeting

Stockholders approved a proposal to authorize the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Annual Meeting to approve Proposal Three. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
6,779,709	239,700	54,232	6,534,716

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Note Purchase Agreement, dated August 28, 2026, by and between Intrusion Inc. and Streeterville Capital, LLC.
10.2	Secured Promissory Note, dated August 28, 2026, issued by Intrusion Inc. to Streeterville Capital, LLC.
10.3	Security Agreement, dated August 28, 2026, by and between Intrusion Inc. and Streeterville Capital, LLC.
10.4	Intellectual Property Security Agreement, dated August 28, 2026, by and between Intrusion Inc. and Streeterville Capital, LLC.
10.5	Guaranty, dated August 28, 2026, given by OW Cyber, LLC for the benefit of Streeterville Capital, LLC.
10.6	Officer’s Certificate, dated August 28, 2026
10.7	Arbitration Provisions
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTRUSION INC.

Dated: August 28, 2026	By: /s/ Kimberly Pinson Kimberly Pinson Chief Financial Officer

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